Exhibit 99.2

JAZZ PHARMACEUTICALS AND AZUR PHARMA AGREE TO COMBINE TO FORM

JAZZ PHARMACEUTICALS PLC

— Combined company would have a diversified product portfolio, strong cash flow and expected annual revenues of more than $475 million —

— Jazz Pharmaceuticals stockholders to own slightly under 80 percent of combined entity;

Azur Pharma stockholders to own slightly more than 20 percent —

— Conference call today at 4:30 PM ET to discuss transaction —

PALO ALTO, Calif., and DUBLIN, Ireland, September 19, 2011 — Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) and Azur Pharma Limited today announced that the companies have agreed to combine in an all-stock transaction that creates a specialty pharmaceutical company incorporated in Ireland with a diversified portfolio of products currently marketed in the United States (US). The combined company would be named Jazz Pharmaceuticals plc.

Azur Pharma is a privately-held, profitable specialty pharmaceutical company headquartered in Dublin, Ireland with US operations in Philadelphia. The company markets ten specialty pharmaceutical products in the US in the central nervous system (CNS) and women’s health areas, with expected 2011 net sales of approximately $95 to $100 million.

“This significant transaction represents a compelling strategic fit, given our companies’ closely aligned missions of identifying and developing products that address unmet patient needs and can be efficiently marketed through a specialty commercial infrastructure,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “Our combined organizations would have a diverse portfolio of products and an international platform, paving the way for long term growth that builds on our current strengths. We look forward to working with our colleagues at Azur Pharma to join our two companies into one that is even stronger, creating value for our stockholders while serving more patients.”

Seamus Mulligan, chairman and chief executive officer of Azur Pharma added, “This combination brings together two successful businesses and cultures in a larger company better situated to compete in the specialty pharmaceutical sector. The combined company would have greater

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operational and financial resources to enable its strategy to acquire and develop important specialty pharmaceutical products.”

The combined company is expected to have a diversified revenue base from 12 products currently marketed in the US in the CNS and women’s health areas. These include Jazz Pharmaceuticals’ currently marketed products, Xyrem® (indicated to treat the two key symptoms of narcolepsy) and Luvox CR® (indicated to treat obsessive compulsive disorder), and the Azur Pharma marketed product portfolio which includes Prialt® (indicated for refractory severe chronic pain), FazaClo® (indicated for treatment resistant schizophrenia), two additional CNS products and a portfolio of women’s health products led by Elestrin® (for vasomotor symptoms associated with menopause). The combined company would also have a pipeline of lower-risk development programs including line extensions for the clozapine franchise and certain branded women’s health products. Full prescribing information about each product is available on its website.

Financial Projections

The combined company, Jazz Pharmaceuticals plc, is expected to have revenues of more than $475 million and generate cash of more than $200 million in the first 12 months following closing. The company would also have a strong balance sheet, with no debt and approximately $250 million in cash expected at closing.

Transaction Terms

Upon completion of the merger, shareholders of Jazz Pharmaceuticals, Inc. would own slightly under 80 percent of Jazz Pharmaceuticals plc, and Azur Pharma shareholders would own slightly over 20 percent. Shareholders of Jazz Pharmaceuticals, Inc. would receive one ordinary share of Jazz Pharmaceuticals plc in exchange for each share of Jazz Pharmaceuticals, Inc. common stock they own at closing. The combined company is expected to have a capitalization of approximately 60 million fully diluted shares. Jazz Pharmaceuticals plc would be a Securities and Exchange Commission reporting company, and its shares would trade on NASDAQ. The transaction will be taxable to the Jazz Pharmaceuticals, Inc. US shareholders.

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Leadership

Bruce Cozadd, Chairman and CEO of Jazz Pharmaceuticals, Inc., would be Chairman and CEO of Jazz Pharmaceuticals plc, and current officers of Jazz Pharmaceuticals, Inc. would be officers of the combined company. Seamus Mulligan, Chairman and CEO of Azur Pharma, would be a member of the board the directors of Jazz Pharmaceuticals plc along with the current directors of Jazz Pharmaceuticals, Inc. He would also serve as Chief Business Officer, International Business Development, for Jazz Pharmaceuticals plc. Other Azur Pharma executives would join the executive team of Jazz Pharmaceuticals, Inc. in important leadership and management roles for the combined company.

Approvals

The transaction, which has been approved by the boards of directors of both companies, is subject to approvals by Jazz Pharmaceuticals, Inc. and the satisfaction of customary closing conditions and regulatory approvals, including antitrust approval in the US. The transaction is expected to close during the first quarter of 2012.

Certain affiliates of Jazz Pharmaceuticals, Inc. who hold approximately 43 percent of the outstanding shares of common stock of Jazz Pharmaceuticals, Inc., and certain shareholders of Azur Pharma who hold approximately 99 percent of the outstanding ordinary shares of Azur Pharma, have agreed to vote in favor of and take necessary actions on matters related to the transaction described in this press release.

Advisors

Jazz Pharmaceuticals’ financial advisor for the transaction is J.P. Morgan Securities LLC, and its legal advisors are Cooley LLP, Baker & McKenzie and A&L Goodbody (Dublin).

Azur Pharma’s financial advisor for the transaction is Lazard and its legal advisors are Mayer Brown LLP, McCann FitzGerald and ByrneWallace (Dublin).

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Conference Call Today at 4:30 PM ET

Jazz Pharmaceuticals will host a conference call and live audio webcast today at 1:30 p.m. PT/4:30 p.m. ET to discuss this transaction and related matters. Management representatives of Jazz Pharmaceuticals and Azur Pharma will participate. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing 1-866-277-1184 in the US, or 1-617-597-5360 outside the US, and entering passcode 45317826.

An archived version of the webcast will be available for at least one week on the investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals

Jazz Pharmaceuticals, Inc. (Nasdaq: JAZZ) is a specialty pharmaceutical company that identifies, develops and commercializes innovative treatments for important, underserved markets in neurology and psychiatry. For further information see www.jazzpharmaceuticals.com.

About Azur Pharma

Azur Pharma Limited is a privately held pharmaceutical company dedicated to enhancing patients’ lives by developing and marketing pharmaceutical products in specialist therapeutic areas. Azur Pharma’s strategy is to identify, evaluate, selectively acquire and enhance the value of late stage development and approved pharmaceutical products. The company’s website is available at www.azurpharma.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the business combination transaction between Jazz Pharmaceuticals and Azur Pharma and the timing and benefits thereof, the combined company’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs and management structure, and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in

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such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Jazz Pharmaceuticals’ ability to complete the transaction on the proposed terms and schedule; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed transaction; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the combined company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the combined company’s shares could decline, as well as other risks related to Jazz Pharmaceuticals’ business, including Jazz Pharmaceuticals’ dependence on sales of Xyrem and its ability to increase sales of its Xyrem and Luvox CR products; competition, including potential generic competition; Jazz Pharmaceuticals’ dependence on single source suppliers and manufacturers; the ability of Jazz Pharmaceuticals to protect its intellectual property and defend its patents; regulatory obligations and oversight; Jazz Pharmaceuticals’ cash flow; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ SEC filings and reports, including in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Additional Information and Where to Find It

In connection with the proposed transaction, Jazz Pharmaceuticals and Azur Pharma will be filing documents with the SEC, including the filing by Jazz Pharmaceuticals of a preliminary and definitive proxy statement/prospectus relating to the proposed transaction and the filing by Azur Pharma of a registration statement on Form S-4 that will include the proxy statement/prospectus relating to the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to Jazz Pharmaceuticals’ stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED PRELIMINARY AND DEFINITIVE PROXY/PROSPECTUS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, AZUR AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these

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documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, by directing a request to Jazz Pharmaceuticals’ Investor Relations department at Jazz Pharmaceuticals, Inc., Attention: Investor Relations, 3180 Porter Drive, Palo Alto, California 94304, or to Jazz Pharmaceuticals’ Investor Relations department at 650-496-2800 or by email to investorinfo@jazzpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com under the heading “Investors” and then under the heading “SEC Filings”.

Jazz Pharmaceuticals and its directors and executive officers and Azur Pharma and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Jazz Pharmaceuticals in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Jazz Pharmaceuticals is also included in Jazz Pharmaceuticals’ proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Jazz Pharmaceuticals as described above.

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

For Jazz Pharmaceuticals:	For Azur Pharma:

Ami Knoefler	Ray Gordon

Executive Director, Investor Relations &	Gordon MRM

Corporate Communications	ray@gordonmrm.ie

Jazz Pharmaceuticals, Inc.	353-1-6650450/353-87-2417373 (cell)

ami.knoefler@jazzpharma.com

650-496-2947 (office) or 510-676-5171 (cell)

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